Exhibit 99.1

August 26, 2009

NEWS RELEASE

EL GALLO INITIAL METALLURGICAL RESULTS

OVERALL RECOVERIES AVERAGE 90%

LOW GRADE MINERALIZATION RECOVERIES AVERAGE 96%

TORONTO, ONTARIO (August 26, 2009) US GOLD CORPORATION (NYSE Amex: UXG) (TSX: UXG) is pleased to announce that preliminary metallurgical testing on El Gallo silver mineralization has returned excellent recoveries, averaging more than 90%. Silver recoveries from lower grade samples averaged 96%.

PHASE ONE — METALLURGICAL TESTING

Phase one metallurgical testing at El Gallo consisted of 10 samples collected from HQ-size drill core (2.5 inch or 6.4 cm diameter).  Testing was completed on: 1) high-grade sulphide mineralization, 2) low-grade sulphide mineralization, and 3) a mixture of oxide and transitional oxide-sulphide mineralization.  Tests were supervised by Juvencio Mireles Ortíz, Metallurgy Manager, SGS de México S.A. de C.V. located in Durango, Mexico, along with consultation services provided by  Richard Addison, P.E., Principal Process Engineer, Pincock Allen & Holt of Denver, Colorado. Results from these tests are listed below:

Table 1 High Grade-Sulphide Bottle Roll Results

Sample	Particle Size*	Calculated Head Grade	Calculated Head Grade	Silver Recovery	Sodium Cyanide Consumption	Lime Consumption
		(Silver opt)	(Silver gpt)	(%)	(kg/t)	(kg/t)
GAX008	80% passing/-200 mesh	39.4	1350	96.2	3.4	4.0
GAX017	70% passing/-200 mesh	11.3	389	88.2	1.6	4.9
GAX021	70% passing/-200 mesh	18.9	649	88.0	1.5	3.6

Table 2 Low Grade-Sulphide Bottle Roll Results

Sample	Particle Size*	Calculated Head Grade	Calculated Head Grade	Silver Recovery	Sodium Cyanide Consumption	Lime Consumption
		(opt)	(gpt)	(%)	(kg/t)	(kg/t)
GAX004	80% passing/-200 mesh	3.4	118	95.8	1.3	8.0
GAX007	80% passing/-200 mesh	3.4	118	97.0	1.3	5.6
GAX027	80% passing/-200 mesh	2.6	89	94.5	1.3	7.2

Table 3 Oxide and Transitional Oxide-Sulphide Bottle Roll Results

Sample	Particle Size*	Calculated Head Grade	Calculated Head Grade	Silver Recovery	Sodium Cyanide Consumption	Lime Consumption
		(opt)	(gpt)	(%)	(kg/t)	(kg/t)
GAX001	80% passing/-200 mesh	10.6	363	96.6	2.2	13.3
GAX010	80% passing/-200 mesh	6.0	207	85.7	1.7	11.5
GAX032	80% passing/-200 mesh	7.8	266	83.9	1.8	11.2
GAX032	80% passing/-200 mesh	10.1	346	77.8	1.9	11.6

*      80% passing -200 mesh is a description of the grind size of the sample employed in the test. Specifically it means 80% of the sample by weight passed through a -200 mesh screen (hole size in screen: 75 micrometers).

PHASE TWO — PLANNED METALLURGICAL TESTING

The second phase of metallurgical testing at El Gallo will consist of bulk sampling that utilizes slurry leaching for the high-grade mineralization. Lower-grade mineralization will undergo a series of column leach tests to help determine the viability of using a heap leach recovery process. Due to the time required for completion of the necessary column testing (approximately 20 weeks), the initial resource estimate for El Gallo is now scheduled to be released during the first quarter of 2010. This development, despite delaying the pending resource estimate, could potentially have a positive impact on the economics and project size at El Gallo.

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company. It has a strong treasury, no debt and significant land holdings in Nevada next to Barrick’s large Cortez Hills deposit along with a high grade silver/gold discovery in north-western Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been viewed and approved by Steve Brown, US Gold’s Chief Geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties.

All holes were drilled with HQ bits utilizing a CS-1500 truck-mounted core drill. Samples for Phase 1 metallurgical testing were chosen as nominal 7 kg composites of individual adjacent drill samples based on parameters of grade and oxidation characteristics.  Samples were taken from either HQ core or bulk rejects from the corresponding core sample intervals. In the case of core composites, entire intervals of ½ core were taken, leaving nominal representative pieces in the core box.  For bulk reject composites, entire rejects were composited.  Composites were sent to SGS de Mexico S.A. de C.V. in Durango, Mexico for testing under the direction of Juvencio Mireles Ortiz, Manager of Metallurgy.  Metal recovery determinations were done by bottle-roll analysis using variable grain size, cyanide concentrations and leach times.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Ian Ball	Mailing Address
VP, Mexico	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408